UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LORAN CONNECTION CORP.
(Exact name of registrant as specified in its charter)

Nevada	7380	26-3106763
(State or jurisdiction of incorporation or organization)	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number

_________________

190 Dzerjinskogo St., Ovidiopol, Odesska obl., 67801, Ukraine. Tel: 38 (048) 513 1902 (Address and telephone number of registrant's executive office)	CORP 95, LLC 2620 REGATTA DR SUITE 102 Las Vegas, Nevada 89128 Tel:(800) 859-6696 Fax: (949) 218-4176 (Name, address and telephone number of agent for service)

_________________

Copies to:

Dean Law Corp.

601 Union Street, Suite 4200

Seattle, Washington 98101

Telephone: (206) 274-4598

Facsimile: (206) 493-2777

Approximate date of proposed sale to the public:	as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box  |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company: in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer

|__|

Accelerated filer

    |__|

Non-accelerated filer

|__|

Smaller reporting company

| X |

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER UNIT (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (2)	AMOUNT OF REGISTRATION FEE (2)
Common Stock	1,890,000	$0.02 per share	$37,800	2.11

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

SUBJECT TO COMPLETION, Dated May 27, 2009

PROSPECTUS
Loran Connection Corp
1,890,000 SHARES
COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus for a period of up to two years from the effective date.

----------------

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK.  See section entitled "Risk Factors" on pages 6 - 11.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.02 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

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The Date of This Prospectus Is: May27, 2009

Table of Contents

PAGE
Summary	5
Risk Factors	6
Forward-Looking Statements	12
Use of Proceeds	12
Determination of Offering Price	12
Dilution	12
Selling Shareholders	12
Plan of Distribution	14
Description of Securities	16
Interest of Named Experts and Counsel	17
Description of Business	16
Legal Proceedings	18
Market for Common Equity and Related Stockholder Matters	22
Plan of Operations	24
Changes in and Disagreements with Accountants	25
Available Information	26
Directors, Executive Officer, Promoters and Control Persons	26
Executive Compensation	28
Security Ownership of Certain Beneficial Owners and Management	29
Certain Relationships and Related Transactions	29
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	30
Financial Statements	30

PAGE

Summary

Prospective investors are urged to read this prospectus in its entirety.

Our business

We are a development stage company. We do not have revenues or operations; we have minimal assets and have incurred losses since inception. We are in the business of organizing of individual and group tourism as well as business support in Ukraine.  Our services include: reception, transportation, translating, organizing tourist trips, and business support. Our revenue will be earned from the fee for our services from our clients. We may also receive commissions from tourist companies to which we will refer our potential guests. We are currently developing a website (http://www.lorantour.com/) which will include a photo gallery, pricing and detailed description of our services. The website will allow our clients to review our services and place travel reservations online. The website will contain links to the tourist companies that we will enter into strategic alliances with.  To date, the only operations we have engaged in are the development of a business plan, purchasing of online advertising, and the registration of the domain name for our new website.

Our principal executive office is located at 190 Dzerjinskogo St., Ovidiopol, Odesska obl., 67801. Ukraine. Our telephone number is 38 (048) 513 1902, and our registered agent for service of process is the CORP95, LLC, located at 2620 Regatta Drive, Suite 102, Las Vegas, Nevada, 89108. We were incorporated in the State of Nevada on July 25, 2008. Our fiscal year end is March 31.

The Offering:

Securities Being Offered	Up to 1,890,000 shares of common stock.
Offering Price

The selling shareholders will sell our shares at $0.02 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price arbitrarily by adding a $0.01 premium to the last sale price of our common stock to investors.

Terms of the Offering	The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.
Termination of the Offering

The offering will conclude when all of the 1,890,000 shares of common stock have been sold, the shares no longer need to be registered or to be sold due to the operation of Rule 144 or we decide at any time to terminate the registration of the shares at our sole discretion.

Securities Issued and to be Issued

1,890,000 shares of our common stock to be sold in this prospectus are issued and outstanding as of the date of this prospectus.  All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.
Market for the common stock

There has been no market for our securities.  Our common stock is not traded on any exchange or on the Over-the-Counter market.  After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to be come eligible for trading on the Over-the-Counter Bulletin Board.  We do not yet have a market maker who has agreed to file such application.  There is no assurance that a trading market will develop or, if developed, that it will be sustained.  Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so.

Summary Financial Information

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

As of March 31, 2009 (Audited)
Balance Sheet
Total Assets	$21,662
Total Liabilities	$1,100
Stockholders' Equity	$20,562
Period from July 25, 2008 (date of inception)
to March 31,2009 (Audited)
Income Statement
Revenue	$-
Total Expenses	$1,238
Net Loss	$(1,238)

Risk Factors

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

While at March 31, 2009, we had cash on hand of $ 21,662 we have accumulated a deficit of $1,238 in business development and administrative expenses.  At this rate, we expect that we will only be able to continue operations for one year without additional funding.  We anticipate that additional funding will be needed for general administrative expenses and marketing costs.  We have not generated any revenue from operations to date.

In order to expand our business operations, we anticipate that we will have to raise additional funding.  If we are not able to raise the capital necessary to fund our business expansion objectives, we may have to delay the implementation of our business plan.

We do not currently have any arrangements for financing.  Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations.  These factors may impact the timing, amount, terms or conditions of additional financing available to us.  The most likely source of future funds available to us is through the sale of additional shares of common stock or advances from our directors.

WE LACK AN OPERATING HISTORY AND HAVE NOT GENERATED ANY REVENUES OR PROFITS TO DATE.  THERE IS NO ASSURANCE OUR FUTURE OPERATIONS WILL RESULT IN PROFITABLE REVENUES. IF WE CANNOT GENERATE SUFFICIENT REVENUES TO OPERATE PROFITABLY, WE MAY HAVE TO CEASE OPERATIONS.

We were incorporated in July 2008 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $1,238 of which $238 is for bank charges and $1,000 is incorporation service fee. Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to earn profit by attracting enough international students who will use our services. We cannot guarantee that we will be successful in generating revenues and profit in the future. Failure to generate revenues and profit will cause us to suspend or cease operations.

BECAUSE OUR OFFICER AND DIRECTORS HAVE OTHER BUSINESS INTERESTS, THEY MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our officer and directors, Larysa Dekhtyaruk and Artem Kruk, will only be devoting limited time to our operations.  Ms. Dekhtyaruk and Mr. Kruk intend to devote 20% to 25% of their business time to our affairs.  Because our officer and directors will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to them.  As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.  It is possible that the demands on Larysa Dekhtyaruk and Artem Kruk from there other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business.  In addition, Ms. Dekhtyaruk and Mr. Kruk may not possess sufficient time for our business if the demands of managing our business increase substantially beyond current levels.

BECAUSE WE HAVE ONLY ONE OFFICER AND TWO DIRECTORS WHO HAVE NO TECHNICAL EXPERIENCE IN TOURIST BUSINESSES AND FORMAL TRAINING IN FINANCIAL ACCOUNTING AND MANAGENENT, OUR BUSINESS HAS A HIGH RISK OF FAILURE.

We have only one officer and two directors.  They have no formal training in financial accounting and management; however, they are responsible for our managerial and organizational structure, which will include preparation of disclosure and accounting controls.  While Ms. Dekhtyaruk has no formal training in financial accounting matters, she has been reviewing the financial statements that have been audited and reviewed by our auditors and included in this prospectus.  When the disclosure and accounting controls referred to above are implemented, she will be responsible for the administration of them.  Should she not have sufficient experience, she may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the SEC which ultimately could cause you to lose your investment.  However, because of the small size of our expected operations, we believe that he will be able to monitor the controls she will have created and will be accurate in assembling and providing information to investors.  In addition, Larysa Dekhtyaruk and Artem Kruk have no professional training or technical credentials in the field of tourism.  As a result, they may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector without the aid of qualified tourist consultants.  Consequently our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

BECAUSE OUR CONTINUATION AS A GOING CONCERN IS IN DOUBT, WE WILL BE FORCED TO CEASE BUSINESS OPERATIONS UNLESS WE CAN GENERATE PROFITABLE OPERATIONS IN THE FUTURE.

We have incurred losses since our inception resulting in an accumulated deficit of $1,238 at March 31, 2009.  Further losses are anticipated in the development of our business. As a result, there is substantial doubt about our ability to continue as a going concern.  Our ability to continue as a going concern is dependent upon our ability to generate profitable operations in the future and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due.  We will require additional funds in order to provide proper service to our potential clients. At this time, we cannot assure investors that we will be able to obtain financing.  If we are unable to raise needed financing, we will have to delay or abandon further consulting efforts.  If we cannot raise financing to meet our obligations, we will be insolvent and will be forced to cease our business operations.

BECAUSE OUR DIRECTORS OWNS 60.5% OF OUR ISSUED AND OUTSTANDING COMMON STOCK, THEY CAN MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Our directors, Larysa Dekhtyaruk and Artem Kruk, own approximately 60.5% of the outstanding shares of our common stock.  Accordingly, they will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets.  They will also have the power to prevent or cause a change in control.  The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

IF LARYSA DEKHTYARUK AND ARTEM KRUK, OUR OFFICER AND DIRECTORS, SHOULD RESIGN OR DIE, WE WILL NOT HAVE A CHIEF EXECUTIVE OFFICER.  THIS COULD RESULT IN OUR OPERATIONS SUSPENDING, AND YOU COULD LOSE YOUR INVESTMENT.

We depend on the services of our officer and directors, Larysa Dekhtyaruk and Artem Kruk, for the future success of our business.  The loss of the services of Ms. Dekhtyaruk and Artem Kruk could have an adverse effect on our business, financial condition and results of operations.  If they should resign or die we will not have a chief executive officer.  If that should occur, until we find another person to act as our chief executive officer, our operations could be suspended.  In that event it is possible you could lose your entire investment.  We do not carry any key personnel life insurance policies on Ms. Dekhtyaruk and Mr. Kruk and we do not have a contract for their services.

U.S. INVESTORS MAY EXPERIENCE DIFFICULTIES IN ATTEMPTING TO EFFECT SERVICE OF PROCESS AND TO ENFORCE JUDGMENTS BASED UPON U.S. FEDERAL SECURITIES LAWS AGAINST THE COMPANY AND ITS NON-U.S. RESIDENT OFFICER AND DIRECTORS.

While we are organized under the laws of State of Nevada, our officer and directors are non-U.S. residents.  Consequently, it may be difficult for investors to affect service of process on Ms. Dekhtyaruk in the United States and to enforce in the United States judgments obtained in United States courts against Ms. Dekhtyaruk and Mr. Kruk based on the civil liability provisions of the United States securities laws.  Since all our assets will be located outside of U.S., it may be difficult or impossible for U.S. investors to collect a judgment against us.  As well, any judgment obtained in the United States against us may not be enforceable in the United States.

OUR BUSINESS CAN BE EFFECTED BY CURRENCY RATE FLUCTUATIONS AS OUR PROJECTS ARE IN UKRAINE AND ALL OUR OPERATIONS ARE IN UKRAINIAN HRYVNIAS.

All of our operation in Ukraine will be in Ukrainian Hryvnias.  For the year the Ukrainian Hryvnia has fallen approximately 50% against the US Dollar.  Some of the fees paid by our clients will be in U.S. Dollars, however some of our expenses will be in Ukrainian Hryvnias.  If we are not able to successfully protect ourselves against currency fluctuations, then our profits will also fluctuate and could cause us to be less profitable or incur losses, even if our business is doing well.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and we can provide no assurance that a market will develop.  We plan to apply for listing of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part.  However, we can provide investors with no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.  If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock.  In such a case, shareholders may find that they are unable to achieve benefits from their investment.

OUR SHARES OF COMMON STOCK ARE SUBJECT TO THE “PENNY STOCK’ RULES OF THE SECURITIES AND EXCHANGE COMMISSION AND THE TRADING MARKET IN OUR SECURITIES WILL BE LIMITED, WHICH WILL MAKE TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks.”  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).  Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market.  A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account.  In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules.  If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

WHEN OUR SHARES OF COMMON STOCK COMMENCE TRADING ON THE OTC BULLETIN BOARD, THE TRADING PRICE WILL FLUCTUATE SIGNIFICANTLY AND STOCKHOLDERS MAY HAVE DIFFICULTY RESELLING THEIR SHARES.

As of the date of this Registration Statement, our common stock does not yet trade on the Over-the-Counter Bulletin Board. When our shares of common stock commence trading on the Bulletin Board, there is a volatility associated with Bulletin Board securities in general and the value of your investment could decline due to the impact of any of the following factors upon the market price of our common stock: (i) disappointing results from our discovery or development efforts; (ii) failure to meet our revenue or profit goals or operating budget; (iii) decline in demand for our common stock; (iv) downward revisions in securities analysts' estimates or changes in general market conditions; (v) technological innovations by competitors or in competing technologies; (vi) lack of funding generated for operations; (vii) investor perception of our industry or our prospects; and (viii) general economic trends.

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

We must raise additional capital in order for our business plan to succeed. Our most likely source of additional capital will be through the sale of additional shares of common stock. Such stock issuances will cause stockholders' interests in our company to be diluted. Such dilution will negatively affect the value of investors’ shares.

WE DO NOT EXPECT TO PAY DIVIDENDS IN THE FORESEEBLE FUTURE.

We have never paid any dividends on our common stock.  We do not expect to pay cash dividends on our common stock at any time in the foreseeable future.  The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider.  Since we do not anticipate paying cash dividends on our common stock, a return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

WE HAVE NO EXPERIENCE AS A PUBLIC COMPANY.

We have never operated as a public company.  We have no experience in complying with the various rules and regulations, which are required of a public company.  As a result, we may not be able to operate successfully as a public company, even if our operations are successful.  We plan to comply with all of the various rules and regulations, which are required of a public company.  However, if we cannot operate successfully as a public company, your investment may be adversely affected.  Our inability to operate as a public company could be the basis of your losing your entire investment in us.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  You should not place too much reliance on these forward-looking statements.  Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the “Risk Factors” section and elsewhere in this prospectus.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

The selling shareholders will sell our shares at $0.02 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily, by adding a $0.01 premium to the last sale price of our common stock to investors. There is no assurance of when, if ever, our stock will be listed on an exchange.

Dilution

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 1,890,000 shares of common stock offered through this prospectus.  These shares were acquired from us in private placements that were exempt from registration provided under Regulation S of the Securities Act of 1933.  All shares were acquired outside of the United States by non-U.S. persons.  The shares include the following:

1,890,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 that was completed on March 19, 2009.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.   the number of shares owned by each prior to this offering;

2.   the total number of shares that are to be offered for each;

3.   the total number of shares that will be owned by each upon completion of the offering;

      and

4.   the percentage owned by each upon completion of the offering.

Name Of Selling Shareholder	Shares Owned Prior To This Offering	Total Number Of Shares To Be Offered For Selling Shareholders Account	Total Shares to Be Owned Upon Completion Of This Offering	Percentage of Shares owned Upon Completion of This Offering
DMYTRO GORBYK	70,000	70,000	Nil	Nil
PAVLO TSILOMUDRYI	70,000	70,000	Nil	Nil
OLEKSANDRA UDOVENKO	70,000	70,000	Nil	Nil
JURIY DUBINA	70,000	70,000	Nil	Nil
LEONID SHEVCHUK	70,000	70,000	Nil	Nil
OLEKSANDR SKRED	70,000	70,000	Nil	Nil
OLGA MELUZINA	70,000	70,000	Nil	Nil
ANNA SEREDA	70,000	70,000	Nil	Nil
ANDRIY DIMOV	50,000	50,000	Nil	Nil
ALEKSEY PROKOPOV	50,000	50,000	Nil	Nil
NATALYA VETROVA	50,000	50,000	Nil	Nil
VOLODYMYR DEREZA	70,000	70,000	Nil	Nil
OLEKSANDR GOLUB	70,000	70,000	Nil	Nil
MIKHAIL SHKODICH	70,000	70,000	Nil	Nil
KONSTIANTYN KRAMARENKO	70,000	70,000	Nil	Nil
JULIA ROMANCHUK	70,000	70,000	Nil	Nil
VITALINA SHKODICH	70,000	70,000	Nil	Nil
NATALIYA SKRED	70,000	70,000	Nil	Nil
OLEG KUMKO	70,000	70,000	Nil	Nil
MYKOLA DEMYDENKO	70,000	70,000	Nil	Nil
OLEXANDR MANDRA	100,000	100,000	Nil	Nil
SVETLANA TABOUEVA	50,000	50,000	Nil	Nil
ANNA PROKOFEVA	50,000	50,000	Nil	Nil
SERGUEI FENEV	50,000	50,000	Nil	Nil
RODION MICHALEV	50,000	50,000	Nil	Nil
GENADY GRABARNIK	100,000	100,000	Nil	Nil
LARISA GRABARNIK	100,000	100,000	Nil	Nil
ANTON MAKARYEVSKIY	50,000	50,000	Nil	Nil

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares.  The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on 4,790,000 shares of common stock issued and outstanding on the date of this prospectus.

None of the selling shareholders:

1.

has had a material relationship with us other than as a shareholder at any time within the past three years;

2.

has ever been one of our officers or directors;

3.

is a broker-dealer; or a broker-dealer's affiliate.

Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.  There are no arrangements, agreements or understandings with respect to the sale of these securities.

The selling shareholders will sell our shares at $0.02 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price arbitrarily.  There is no assurance of when, if ever, our stock will be listed on an exchange or quotation system.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144, when eligible.

If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us.  Such partners may, in turn, distribute such shares as described above.  If these shares being registered for resale are transferred from the named selling shareholders and the new shareholders wish to rely on the prospectus to resell these shares, then we must first file a prospectus supplement naming these individuals as selling shareholders and providing the information required concerning the identity of each selling shareholder and he or her relationship to us.  There is no agreement or understanding between the selling shareholders and any partners with respect to the distribution of the shares being registered for resale pursuant to this registration statement.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock.  The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock.  In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	Not engage in any stabilization activities in connection with our common stock;

2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which contains:

-

a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

-

a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements;

-

a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

-

a toll-free telephone number for inquiries on disciplinary actions;

-

a definition of significant terms in the disclosure document or in the conduct of trading penny stocks; and

-

such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

-

bid and offer quotations for the penny stock;

-

the compensation of the broker-dealer and its salesperson in the transaction;

-

the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

-

monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules.  Therefore, stockholders may have difficulty selling those securities.

Description of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As March 31, 2009, there were 4,790,000 shares of our common stock issued and outstanding that are held by 30 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.  Holders of common stock do not have cumulative voting rights.  Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.  Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.  Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business.  As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

Options

We have not issued and do not have any outstanding options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, an interest, direct or indirect, in the registrant or any of its parents or subsidiaries.  Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Dean Law Corp. has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Moore & Associates, Chartered Accountnats (PCAOB Registered) to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Description of Business

Products/Services

We are in the business of providing a variety of services in the area of individual and group tourism and business support in Ukraine.  Our services include:  reception, organization of transportation, accommodation, tourist activities, and business support, in Ukraine. Our services will be offered in major cities of Ukraine, such as Kiev, Odessa, Kharkov and Lvov.

Odessa - is a major historical and cultural center and health resort of countrywide significance situated on the bank of Black Sea. The meaningful history of the city and beautiful architecture attracts many tourists to Odessa.  Some of the famous points of interests in Odessa are Deribasovskaya Street, Odessa State Academical Opera and Ballet Theater and Potemkin stairs.  The city is well known for its historical monuments, museums and places of the entertainment as well as commercial trade exhibitions and business centers. Soft climate and beautiful beaches, affable citizens and developed infrastructure are also some of the reasons tourists flock to Odessa.

Kiev - is the capital of Ukraine with a population of about 3 million citizens. It is situated on the Dnepr River and boasts architectural monuments that are recognized world treasures. Kiev is the largest cultural, scientific and industrial center of Ukraine, the place of religious pilgrimage and a very attractive tourist destination. Its beautiful landscapes, parks and gardens charm and captivate. Hospitable Ukrainians will be delighted to introduce Slavic culture to their foreign guests.

We will also offer our services in other major cities of Ukraine: Kharkov – the “Second Capital” of Ukraine, Lvov, and other cities of historical importance of Ukraine. As our business expands, we may expand our services to other adjacent European countries such as Poland, Belarus, and Romania.

Reception and Support Services

We will greet our guest at the time of arrival at the airport, at the airports or seaports in Kiev or Odessa. Our services at and after reception will include the following:

•

Any visa support needed;

•

Arrangement of Transportation ;

•

Arrangement of Accommodations;

•

Organizing of Tourist activities and Excursions;

•

Arrangement of a qualified interpreter; and

•

Entertainment and other services.

Transportation & Driver Services

Getting a taxi service in Ukraine for tourists who do not speak Ukrainian or Russian can be difficult.  We will provide our clients with English speaking drivers to drive them from point of arrival to their hotel.  Driver service will also be arranged to and from various tours and points of interest at the client’s request. We will also assist in renting a car in Ukraine if clients wish to drive themselves.

Excursions and Tourist activities

In order to explore Ukraine and its culture, we will present our clients with a list of suggested activities and excursions in their destination city. We will describe each activity and help our clients in their selection. We will also assist in placing reservation and ticket purchase.

Apartments for rent in Odessa and other cities

In Ukraine, it is much more economical and convenient to rent an apartment than hotel. We will assist our clients in renting apartments in city centers or in tourist areas. The apartments are furnished and are equipped with all modern appliances such as a fridge, stove or oven, bathtub and/or shower.  Cost of electricity and local phone calls will be included in price of daily rental.

 Entertainment and other services

We will provide a list of local restaurants, nightclubs and casinos to visit while in Ukraine. We will also suggest family getaways   such as cottage and beach house rentals.

Business support in Odessa, Ukraine

For clients who wish to conduct business in Ukraine, we will offer the following services:

•

Search and background check of potential business partners;

•

The organization of business meetings and presentations at convenient venues;

•

Assistance in search, interviewing and selection of qualified employees;

•

Assistance of office or warehouse set up; and

•

Services of an interpreter in the clients desired language.

Marketing Our Services

Our plan in the next 12 months is to conclude referral agreements with various tourist organizations and travel agencies in order to market our services to their clients.  We also plan to advertise our services in travel brochures and newspapers as well as by sending out regular e-letters and special promotions to our new and existing clients.

Website Marketing Strategy

We plan to develop a website to market and display our services. To accomplish this, we plan to contract an independent web designing company. Our website will describe our services in detail, show our contact information, and include some general information and pictures of tourist sites in Ukraine.

We intend to promote our website by displaying it on our business cards. We will refer our potential clients and partners to our website to showcase the services and opportunities that we offer. We intend to attract traffic to our website by a variety of online marketing tactics such as registering with top search engines and advertising on related websites.

We have purchased advertising from US – Ukraine Foundation of Washington, DC. The Foundation has agreed to display our banner advertising on their websites for a period of six months.  The advertisement is scheduled to start in August 1, 2009 or as soon as our website becomes fully functional. The websites where our banner advertisement will be displayed are www.traveltoukraine.org, www.businessukraine.org, www.buyukraine.org. Buy clicking on our banner the visitors of such websites will be diverted to our homepage.

The US – Ukraine foundation is a nonprofit, non-governmental organization established in 1991 to facilitate democratic development, encourage free market reform, and enhance human rights in Ukraine. The Foundation creates and sustains channels of communication between the United States and Ukraine for the purpose of Building peace and Prosperity Though Shared Democratic Values. USUF is dedicated to strengthening the mutual objectives of both nations while advancing Ukraine as a cornerstone of regional stability land as a full partner in the community of rations.

Revenue

The company's revenue will be the fee we charge our clients for our tourist services and business support. Generally our services will consist of a comprehensive package starting with an interview with a potential visitor to find out their needs.  Our tourist package of services will include: greeting at the point of arrival, arrangement of transportation and accommodation, and assistance in organizing of two tourist activities and excursions. We plan to charge our clients $400 for such package of services. Our business package of services will include: assistance of office or warehouse set up, locate an interpreter in the client’s desired language, organization of two business presentations and assistance in search of up to five employees. We plan to charge our clients $1,500 for the business package of services. We will also offer separate services to meet each client’s individual needs. We may also receive commission from tourist companies to which we will refer our clients. The commission may range from 10% to 15% of the total amount paid by our clients.

Competition

The tourist service market is highly competitive. We expect competition to continue to intensify in the future. Competitors include companies with substantial customer bases and working history. There can be no assurance that we can maintain a competitive position against current or future competitors, particularly those with greater financial, marketing, service, support, technical and other resources. Our failure to maintain a competitive position within the market could have a material adverse effect on our business, financial condition and results of operations. There can be no assurance that we will be able to compete successfully against current and future competitors, and competitive pressures faced by us may have a material adverse effect on our business, financial condition and results of operations.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Employees; Identification of Certain Significant Employees.

We are a development stage company and currently have no employees, other than our officer and directors. We intend to hire additional employees on an as needed basis.

Offices

Our offices are currently located at 190 Dzerjinskogo St., Ovidiopol, Odesska obl., 67801. Ukraine. Our telephone number is 38 (048) 513 1902. This is the office of our President, Larysa Dekhtyaruk. We do not pay any rent to Ms. Dekhtyaruk and there is no agreement to pay any rent in the future. Upon the completion of our offering, we intend to establish an office elsewhere. As of the date of this prospectus, we have not sought or selected a new office sight.

Employees

We are a development stage company and we have no employees as of the date of this prospectus, other than our officer and directors.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Legal Proceedings

We are not currently a party to any legal proceedings.  Our address for service of process in Nevada is 2620 Regatta Drive, Suite 102, Las Vegas, Nevada 89128.

Market for Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock.  We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part.  However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As of the date of this registration statement, we have 30 registered shareholders.

Rule 144 Shares

A total of 2,900,000 shares of our common stock are available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act.  The SEC has recently adopted amendments to Rule 144, which became effective on February 15, 2008 and applies to securities acquired both before and after that date.  Under these amendments, a person who has beneficially owned restricted shares of our common stock for at least six months is entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding the sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

 Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding the sale, are subject to additional restrictions.  Such person is entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•	1% of the total number of securities of the same class then outstanding, which will equal 47,900 shares as of the date of this prospectus; or

•	the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Such sales must also comply with the manner of sale and notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 2,900,000 shares that may be sold pursuant to Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.  The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business; or

2.

our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Plan of Operation

 Our president has travelled throughout Ukraine and is familiar with most of the tourist areas there. She is also familiar with many of the Ukrainian travel agencies and is fluent in English, Ukrainian and Russian.  Initially, we will rely on our president’s experience to services our clients and to develop our business. As our business expands, we may hire additional representatives and travel consultants. Below are the main steps and  milestones  the company plans for this fiscal year.

April 2009: Registering a domain name and begin developing our website.

May-June 2009: Begin negotiating advertising and referral agreements. Advertising will be an ongoing activity throughout the lifetime of our operations.

July-September 2009: Establish a database of the following items: accommodations available for rent for our clients in major cities of Ukraine, Ukrainian travel agencies who can be useful for our clients, interpreters in Ukraine who speak English, Russian, Ukrainian, and possibly other languages. We intend to keep updating our website throughout the lifetime of our operations.

October-December 2009: Complete the development of our website. We will keep improving and updating our website throughout the lifetime of our operations.

January 2010: Hire 1-3 travel representatives or consultants to help us serve our clients. The number of representatives will depend on our level of business activity.

February-March 2010: Continue to advertise our business and continue to develop our database and website.

We expect to incur the following expenses in the next six months in connection with our business operations:

Marketing and Website Costs: $15,500

General administrative costs: $14,000

Professional fees, including fees payable in connection with the filing of this registration statement and complying with reporting obligations: $10,000

Based on our current  operating plan, we do not expect to generate  revenue that is sufficient to cover our expenses for the next six months. In addition, we do not have sufficient cash and cash equivalents to execute our operations and will need to obtain additional financing  to operate our  business for the next six months.  Additional financing,  whether through public or private equity or debt financing,  arrangements  with the  security  holder  or other  sources  to fund operations,  may not be available, or if available, may be on terms unacceptable to us. Our ability to maintain sufficient  liquidity is dependent on our ability to raise additional capital. If  we  issue  additional  equity  securities  to  raise  funds,  the  ownership percentage of our existing  security holder would be reduced.  New investors may demand rights, preferences or privileges senior to those of existing holders of our common stock.  Debt incurred by us would be senior to equity in the ability of debt holders to make claims on our assets. The terms of any debt issued could impose restrictions on our  operations.  If adequate funds are not available to satisfy either short or long-term capital requirements, our operations and liquidity could be materially adversely affected and we could be forced to cease operations.  At the present time, we have not received any confirmation from any party of their willingness to loan or invest funds to the company but will seek funding advances from sources such as our officer and director or from sale of our common stock.

Currently the Company  does not employ any  employees, however as the Company grows, it plans to employ additional employees, as required.

If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations. If we cease operations, we do not know what we will do and we do not have any plans to do anything else.

Results of Operations For Period Ending March 31, 2009

We did not earn any revenues from our incorporation on July 25, 2008 to March 31, 2009.  We incurred operating expenses in the amount of $1,238 for the period from our inception on July 25, 2008 to March 31, 2009.  These operating expenses were comprised of incorporation expenses of $1,000 and interest & bank charges of $218.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities.  For these reasons, there is substantial doubt that we will be able to continue as a going concern.

Changes In and Disagreements With Accountants

We have had no changes in or disagreements with our accountants.

Available Information

We have filed a registration statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company.  We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549.  D.C. 20549.  Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

Directors, Executive Officer, Promoters and Control Persons

Our executive officer and director and his age as of the date of this prospectus is as follows:

Director:

Name of Director	Age

Larysa Dekhtyaruk	51
Artem Kruk	29

Executive Officer:
Name of Officer	Age	Office
Larysa Dekhtyaruk	51	President, Chief Executive Officer, Secretary, Treasurer, Chief Financial Officer and Chief Accounting Officer

Biographical Information

Set forth below is a brief description of the background and business experience of our officer and directors for the past five years.

Since our inception on July 25, 2008, Larysa Dekhtyaruk has been our President, Chief Executive Officer, Secretary, Treasurer, Chief Financial Officer, Chief Accounting Officer and member of our board of directors.  In 2004 Ms. Larysa Dekhtyaruk completed government certified course as a Foster Home Operator. Since 2004, she managed a foster home and provided care for orphan children. Ms.Dekhtyaruk holds Bachelor degree in chemistry from University of Odessa and is fluent in English, Russian and Ukrainian languages.

Mr. Kruk has acted as our Director since December 4, 2008. He graduated with a Bachelor degree in International Economic Relations from Odessa National University in June 2002. After graduation until September 2005, Mr. Kruk was initially employed as District Sales Manager for Nestle Ukraine Company, the Ukrainian regional office of the world's largest food company. From September 2005 to present he works as a sales development manager in Nestle Ukraine Company. Mr. Kruk intends to devote 20% of his time to planning and organizing activities for us.

Ms. Dekhtyaruk and Mr. Kruk have not been a member of the board of directors of any corporations during the last five years.   During the past five years, Ms. Dekhtyaruk and Mr. Artem Kruk have not been the subject to any of the following events:

     1. Any bankruptcy petition filed by or against any business of which Ms. Dekhtyaruk and Mr. Artem Kruk were a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

     2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Ms. Dekhtyaruk’s and Mr. Artem Kruk's involvement in any type of business, securities or banking activities.

     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Term of Office

Our officer and directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.

Significant Employees

We have no significant employees other than our officer and directors.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officer by any person for all services rendered in all capacities to us for the fiscal period from our incorporation on July 25, 2008 to March 31, 2009 (our fiscal year end) and subsequent thereto to the date of this prospectus.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compens- ation ($)	Total ($)
Larysa Dekhtyaruk President, CEO, CFO, Secretary, Treasurer, Chief Accounting Officer, and director	2008	None	None	None	None	None	None	None	None
Artem Kruk Director	2008	None	None	None	None	None	None	None	None

Stock Option Grants

We have not granted any stock options to our executive officer since our inception.

Consulting Agreements

We do not have an employment or consulting agreement with Larysa Dekhtyaruk and Artem Kruk .  We do not pay them for acting as a director or officer.

Security Ownership of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group as at March 31,  2009.  Except as otherwise indicated, all shares are owned directly.

Title of	Name and address	Amount of beneficial	Percent
Class	of beneficial owner	ownership	of class
Common	Larysa Dekhtyaruk and Artem Kruk	2,900,000	60.5%
Stock	President, Chief Executive Officer, Chief Financial
Officer, Secretary, Treasurer, Chief Accounting Officer and Director
190 Dzerjinskogo St.,
Ovidiopol, Odesska obl., 67801, Ukraine

The percent of class is based on 4,790,000 shares of common stock issued and outstanding as of the date of this prospectus.

Certain Relationships and Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

* Any of our directors or officers;
* Any person proposed as a nominee for election as a director;
* Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;
* Our sole promoter, Larysa Dekhtyaruk;
* Any relative or spouse of any of the foregoing persons who has the same house as such person;
* Immediate family members of directors, director nominees, executive officers and owners of 5% or more of our common stock.

Disclosure of Commission Position Of Indemnification for
Securities Act Liabilities

Our officer and directors are indemnified as provided by the Nevada Revised Statutes and our Bylaws.  We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction.  We will then be governed by the court's decision.

Financial Statements

Index to Financial Statements:

1.	Report of Independent Registered Public Accounting Firm;		F-1

2.	Audited financial statements for the period from July 25, 2008 (inception) to March 31, 2009

	a.	Balance Sheets;	F-2
	b.	Statements of Operations;	F-3
	c.	Statements of Cash Flows;	F-4
	d.	Statement of Stockholders' Equity; and	F-5
	e.	Notes to Financial Statements	F-6

MOORE & ASSOCIATES, CHARTERED

           ACCOUNTANTS AND ADVISORS

PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Loran Connection Corp.

(A Development Stage Company)

We have audited the accompanying balance sheets of Loran Connection Corp. (A Development Stage Company) as of March 31, 2009, and the related statements of operations, stockholders’ equity (deficit) and cash flows from inception on July 25, 2008 through March 31, 2009. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Loran Connection Corp. (A Development Stage Company) as of March 31, 2009, and the related statements of operations, stockholders’ equity (deficit) and cash flows from inception on July 25, 2008 through March 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2b to the financial statements, the Company has accumulated deficit of $1,238 as of March 31, 2009 and further losses are anticipated, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 2b.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered

Moore & Associates Chartered

Las Vegas, Nevada

May 22, 2009

6490 West Desert Inn Rd, Las Vegas, NV 89146 (702) 253-7499 Fax (702) 253-7501

LORAN CONNECTION CORP (A Development Stage Company) Balance Sheet

Assets

March 31,
2009
Current Assets
Cash	$21,662
Total Current Assets	21,662

Total Assets	$21,662
Liabilities and Stockholders’ Equity (deficit)

Long Term Liabilities
Loan from Director	$1,100
Total Long Term Liabilities	1,100
Total Liabilities	1,100

Stockholders’ Equity (deficit)

Common stock, $0.001par value, 75,000,000 shares authorized;
4,790,000 shares issued and outstanding	4,790

Additional paid-in-capital	17,010
Deficit accumulated during the development stage	(1,238)
Total stockholders’ equity (deficit)	20,562
Total liabilities and stockholders’ equity (deficit)	$21,662

The accompanying notes are an integral part of these financial statements. F-2

LORAN CONNECTION CORP (A Development Stage Company) Statement of Operations

From Inception on July 25, 2008 to March 31, 2009
Expenses
General and Administrative Expenses	$1,238
Net (loss) from Operation before Taxes	(1,238)
Provision for Income Taxes	0
Net (loss)	$(1,238)

(Loss) per common share – Basic and diluted	$(0.00)

Weighted Average Number of Common Shares Outstanding	1,877,640

The accompanying notes are an integral part of these financial statements. F-3

LORAN CONNECTION CORP (A Development Stage Company) Statement of Stockholders’ Equity From Inception on July 25, 2008 to March 31, 2009
	Number of Common Shares	Amount	Additional Paid-in- Capital	Deficit accumulated During development stage	Total

Balance at inception on July 25, 2008
November 28, 2008
Common shares issued for cash at $0.001	900,000	$ 900	$ -	$ -	$ 900
December 4, 2008
Common shares issued for cash at $0.001	2,000,000	2,000		-	2,000
March 19, 2009
Common shares issued for cash at $0.01	1,890,000	1,890	17,010		18,900
Net (loss)				(1,238)	(1,238)
Balance as of March 31, 2009	4,790,000	$ 4,790	$17,010	$ (1,238)	$ 20,562

The accompanying notes are an integral part of these financial statements.

LORAN CONNECTION CORP (A Development Stage Company) Statement of Cash Flows
		From Inception on July 25, 2008 to March 31, 2009

Operating Activities
Net (loss)		$(1,238)
Net cash (used) for operating activities		(1,238)

Financing Activities
Loans from Director		1,100
Sale of common stock		21,800
Net cash provided by financing activities		22,900

Net increase (decrease) in cash and equivalents		21,662

Cash and equivalents at beginning of the period		-
Cash and equivalents at end of the period		$21,662

Supplemental cash flow information:

Cash paid for:

Interest		$-
Taxes		$-

Non-Cash Activities	$

The accompanying notes are an integral part of these financial statements. F-5

LORAN CONNECTION CORP

 (A Development Stage Company)

Notes To The Financial Statements

March 31,2009

1. ORGANIZATION AND BUSINESS OPERATIONS

LORAN CONNECTION CORP (“the Company”) was incorporated under the laws of the State of Nevada, U.S. on July 25, 2008.  The Company is in the development stage as defined under Statement on Financial Accounting Standards No. 7, Development Stage Enterprises (“SFAS No.7”) and intends to organize individual and group tourism as well as business support in Ukraine. The Company has not generated any revenue to date and consequently its operations are subject to all risks inherent in the establishment of a new business enterprise.  For the period from inception on July 25, 2008 through March 31, 2009 the Company has accumulated losses of  $1,238.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a)Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

b) Going Concern

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred losses since inception resulting in an accumulated deficit of $1,238 as of March 31, 2009 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock.

  c) Cash and Cash Equivalents

 The Company considers all highly liquid instruments with a maturity  of  three months or less at the time of issuance to be cash equivalents.

LORAN CONNECTION CORP

(A Development Stage Company)

Notes To The Financial Statements

March 31,2009

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

 d) Use of Estimates and Assumptions

The  preparation  of  financial  statements  in conformity with accounting principles generally  accepted  in  the  United States requires  management  to  make   estimates and assumptions that  affect  the reported amounts of  assets and liabilities and disclosure of contingent assets and liabilities at  the  date  of  the  financial  statements  and the reported amounts of  revenues  and    expenses  during  the  reporting  period. Actual  results  could differ from those estimates.

 e) Foreign Currency Translation

The Company's functional currency and its reporting currency is the United  States dollar.

 f) Financial Instruments

The  carrying value of the Company's  financial  instruments  approximates their fair value because of the short maturity of these instruments.

g) Stock-based Compensation

Stock-based compensation is accounted for at fair value in accordance with SFAS No.  123  and  123 (R).  To date, the Company has not adopted a stock option plan and has not granted any stock options.

 h) Income Taxes

 Income taxes are accounted  for  under  the  assets  and liability method.  Deferred  tax  assets  and  liabilities are recognized for  the  estimated future tax consequences attributable  to differences between the financialstatement carrying amounts of existing  assets  and  liabilities and their respective  tax  bases and operating loss and tax credit  carry  forwards. Deferred tax assets  and  liabilities are measured using enacted tax rates  in effect for the year in which  those  temporary differences are expected to be recovered or settled.

 i) Basic and Diluted Net Loss per Share

 The Company computes net loss per share in  accordance  with SFAS No. 128,"Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted  earnings  per  share  (EPS) on the face of the income  statement.

 Basic  EPS  is  computed   by  dividing  net  loss  available  to   common shareholders  (numerator)  by  the   weighted  average  number  of  shares outstanding (denominator) during the period.  Diluted EPS gives effect  to all potentially  dilutive  common  shares  outstanding during  the period. Diluted  EPS excludes all potentially dilutive shares if their   effect is anti-dilutive.

j) Fiscal Periods

The Company's fiscal year end is March 31.

LORAN CONNECTION CORP

(A Development Stage Company)

Notes To The Financial Statements

March 31,2009

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

k) Recent Accounting Pronouncements

 In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts-and interpretation of FASB Statement No. 60”.  SFAS No. 163 clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement of  premium revenue and claims liabilities. This statement also requires expanded disclosures about financial guarantee insurance contracts. SFAS No. 163 is effective for fiscal years beginning on or after December 15, 2008, and interim periods within those years. SFAS No. 163 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”.  SFAS No. 162 sets forth the level of authority to a given accounting pronouncement or document by category. Where there might be conflicting guidance between two categories, the more authoritative category will prevail. SFAS No. 162 will become effective 60 days after the SEC approves the PCAOB’s amendments to AU Section 411 of the AICPA Professional Standards. SFAS No. 162 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In March 2008, the Financial Accounting Standards Board, or FASB, issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133.  This standard requires companies to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company has not yet adopted the provisions of SFAS No. 161, but does not expect it to have a material impact on its consolidated financial position, results of operations or cash flows.

 In December 2007, the SEC issued Staff Accounting Bulletin (SAB) No. 110 regarding the use of a "simplified" method, as discussed in SAB No. 107 (SAB 107), in developing an estimate of expected term of "plain vanilla" share options in accordance with SFAS No. 123 (R), Share-Based Payment.  In particular, the staff indicated in SAB 107 that it will accept a company's election to use the simplified method, regardless of whether the company has sufficient information to make more refined estimates of expected term. At the time SAB 107 was issued, the staff believed that more detailed external information about employee exercise behavior (e.g., employee exercise patterns by industry and/or other categories of companies) would, over time, become readily available to companies. Therefore, the staff stated in SAB 107 that it would not expect a company to use the simplified method for share option grants after December 31, 2007.

LORAN CONNECTION CORP

 (A Development Stage Company)

Notes To The Financial Statements

March 31,2009

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The staff understands that such detailed information about employee exercise behavior may not be widely available by December 31, 2007. Accordingly, the staff will continue to accept, under certain circumstances, the use of the simplified method beyond December 31, 2007. The Company currently uses the simplified method for “plain vanilla” share options and warrants, and will assess the impact of SAB 110 for fiscal year 2009. It is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

 In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51.  This statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. Before this statement was issued, limited guidance existed for reporting noncontrolling interests. As a result, considerable diversity in practice existed. So-called minority interests were reported in the consolidated statement of financial position as liabilities or in the mezzanine section between liabilities and equity. This statement improves comparability by eliminating that diversity. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). Earlier adoption is prohibited. The effective date of this statement is the same as that of the related Statement 141 (revised 2007). The Company will adopt this Statement beginning March 1, 2009. It is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

In December 2007, the FASB, issued FAS No. 141 (revised 2007), Business Combinations.’This Statement replaces FASB Statement No. 141, Business Combinations, but retains the fundamental requirements in Statement 141.  This Statement establishes principles and requirements for how the acquirer: (a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree; (b) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; and (c) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. The effective date of this statement is the same as that of the related FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements.  The Company will adopt this statement beginning March 1, 2009. It is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

LORAN CONNECTION CORP

 (A Development Stage Company)

Notes To The Financial Statements

March 31,2009

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In February 2007, the FASB, issued SFAS No. 159, The Fair Value Option for Financial Assets and Liabilities—Including an Amendment of FASB Statement No. 115.  This standard permits an entity to choose to measure many financial instruments and certain other items at fair value. This option is available to all entities. Most of the provisions in FAS 159 are elective; however, an amendment to FAS 115 Accounting for Certain Investments in Debt and Equity Securities applies to all entities with available for sale or trading securities. Some requirements apply differently to entities that do not report net income. SFAS No. 159 is effective as of the beginning of an entities first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of SFAS No. 157 Fair Value Measurements.  The Company will adopt SFAS No. 159 beginning March 1, 2008 and is currently evaluating the potential impact the adoption of this pronouncement will have on its consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements  This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this statement does not require any new fair value measurements. However, for some entities, the application of this statement will change current practice. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period within that fiscal year. The Company will adopt this statement March 1, 2008, and it is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

3. COMMON STOCK

The authorized capital  of  the Company is 75,000,000 common shares with a  par value of $ 0.001 per share.

On November 28, 2008, the Company issued  900,000  shares  of  common stock at a price of $0.001 per share for total cash proceeds of $900.

On December 4,  2008, the Company issued 2,000,000 shares of common stock  at a price of $0.001 per share for total cash proceeds of $2,000.

During the period December 10, 2008 to March 19, 2009, the Company issued 1,890,000 shares of common stock  at a price of $0.01 per share for total cash proceeds of $18,900.

During the period July 25, 2008  (inception)  to March 31, 2009, the Company  sold  a  total of 4,790,000 shares of common stock  for  total  cash proceeds  of  $21,800.

LORAN CONNECTION CORP

 (A Development Stage Company)

Notes To The Financial Statements

March 31,2009

4. INCOME TAXES

 As of March 31, 2009, the Company had net operating loss carry forwards of approximately $1,238  that may be available to reduce future years’ taxable income through 2029. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

5. RELATED PARTY TRANSACTIONS

On July 25, 2008 related party had loaned the Company $1,100. The loan  is non-interest bearing, due upon demand and unsecured.

Part II

Information Not Required In The Prospectus

Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$2.11
Transfer Agent Fees	$4,000.00
Accounting fees and expenses	$3,500.00
Legal fees and expenses	$2,000.00
Edgar filing fees	$500.00

Total	$10,002.11

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or other costs of sale.

Indemnification of Directors and Officers

Our officersand directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation; that is not the case with our articles of incorporation.  Excepted from that immunity are:

(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)	a transaction from which the director derived an improper personal profit; and

(4)	willful misconduct.

Our bylaws provide that we will indemnify our directors and officer to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officer; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)	such indemnification is expressly required to be made by law;

(2)	the proceeding was authorized by our Board of Directors;

(3)	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request.  This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Recent Sales of Unregistered Securities

We issued 900,000 shares of our common stock to Larysa Dekhtyaruk on November 28, 2008.  Ms. Dekhtyaruk is our President, Chief Executive Officer, Treasurer, Secretary and our director.  She acquired these 900,000 shares at a price of $0.001 per share for total proceeds to us of $900.00.

We issued 2,000,000 shares of our common stock to Artem Kruk on December 4, 2008.  Mr. Kruk is our director.  He acquired these 2,000,000 shares at a price of $0.001 per share for total proceeds to us of $2,000.00.

These shares were issued pursuant to Regulation S of the Securities Act of 1933 (the "Securities Act").

We completed an offering of 2,900,000 shares of our common stock at a price of $0.001 per share to the following 2 purchasers on December 4, 2008:

Name of Subscriber	Number of Shares
LARYSA DEKHTYARUK	900,000
ARTEM KRUK	2,000,000

The total amount received from this offering was $2,900.  We completed this offering pursuant to Regulation S of the Securities Act.

We completed an offering of 1,890,000 shares of our common stock at a price of $0.01 per share to the following 28 purchasers on March 31, 2009:

Name of Subscriber	Number of Shares
DMYTRO GORBYK	70,000
PAVLO TSILOMUDRYI	70,000
OLEKSANDRA UDOVENKO	70,000
JURIY DUBINA	70,000
LEONID SHEVCHUK	70,000
OLEKSANDR SKRED	70,000
OLGA MELUZINA	70,000
ANNA SEREDA	70,000
ANDRIY DIMOV	50,000
ALEKSEY PROKOPOV	50,000
NATALYA VETROVA	50,000
VOLODYMYR DEREZA	70,000
OLEKSANDR GOLUB	70,000
MIKHAIL SHKODICH	70,000
KONSTIANTYN KRAMARENKO	70,000
JULIA ROMANCHUK	70,000
VITALINA SHKODICH	70,000
NATALIYA SKRED	70,000
OLEG KUMKO	70,000
MYKOLA DEMYDENKO	70,000
OLEXANDR MANDRA	100,000
SVETLANA TABOUEVA	50,000
ANNA PROKOFEVA	50,000
SERGUEI FENEV	50,000
RODION MICHALEV	50,000
GENADY GRABARNIK	100,000
LARISA GRABARNIK	100,000
ANTON MAKARYEVSKIY	50,000

The total amount received from this offering was $18,900.  We completed this offering pursuant to Regulation S of the Securities Act.

Regulation S Compliance

Each offer or sale was made in an offshore transaction;

We did not make any directed selling efforts in the United States.  We also did not engage any distributors, any respective affiliates, nor any other person on our behalf to make directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Securities Act of 1933;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Securities Act of 1933; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration.

Exhibits

Exhibit
Number	Description

3.1	Articles of Incorporation
3.2	By-Laws
5.1	Legal opinion of Dean Law Corp., with consent to use
23.1	Consent of Moore & Associates, Chtd (PCAOB Registered)

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; Notwithstanding the forgoing, any increase or decrease in Volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b)if, in the aggregate, the changes in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(c)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act,

each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors, and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted our director, officer, or other controlling person in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.  We will then be governed by the final adjudication of such issue.

5.

Each prospectus filed pursuant to Rule 424(b) as part of a Registration statement relating to an offering, other than registration statements relying on Rule 430(B) or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by referenced into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on May 27, 2009.

Loran Connection Corp.

By:/s/ Larysa Dekhtyaruk
Larysa Dekhtyaruk
President, Chief Executive Officer, Secretary, Treasurer, Chief Accounting Officer, Chief Financial Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE

/s/ Larysa Dekhtyaruk	President, Chief Executive	May 27, 2009
Larysa Dekhtyaruk	Officer, Secretary, Treasurer,
Chief Accounting Officer,
Chief Financial Officer
and Director

/s/ Artem Kruk	Director	May 27, 2009
Artem Kruk

Exhibit Index

Exhibit No.	Document Description
3.1	Articles of Incorporation
3.2	By-Laws
5.1	Legal opinion of Dean Law Corp., with consent to use
23.1	Consent of Moore & Associates, Chtd (PCAOB Registered)